Exhibit 99.1

RESIGNATION LETTER

July 7, 2014

The Board of Directors of Telik, Inc.

Re:	Resignation

Ladies and Gentlemen:

The undersigned hereby resigns his position as officer of Telik, Inc. (the “Company”), effective as of the Effective Time (as defined in that certain Agreement and Plan of Merger and Reorganization, dated as of May 12, 2014, by and among the Company, MabVax Therapeutics, Inc., and Tacoma Acquisition Corp., Inc.).

Very truly yours,

/s/ Michael M. Wick
Michael M. Wick, M.D., Ph.D.